EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 1998, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-46541) and related Prospectus of Cunningham Graphics International, Inc. for the registration of 2,415,000 shares of its common stock.


                                            /s/ Ernst & Young LLP



Princeton, New Jersey
April 16, 1998